Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

THIS THIRDLOAN MODIFICATION AGREEMENT (this “Agreement”) is entered into as of March 11, 2026 (the “Modification Effective Date”), between REDWOOD MORTGAGE INVESTORS IX, LLC, a Delaware limited liability company (“Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”). Borrower and Lender are collectively referred to herein as the “Parties.”

RECITALS

A. Lender extended to Borrower a revolving loan (the “Loan”) in the original maximum principal amount of Ten Million and no/100 Dollars ($10,000,000.00) pursuant to that certain Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement), dated March 13, 2020, as amended by that certain First Loan Modification Agreement, dated March 4, 2022 (the “First LMA”), and as amended by that certain Second Loan Modification Agreement, dated March 13, 2024 (the “Second LMA”) (together with any and all further amendments thereto or modifications thereof, the “Loan Agreement”), and evidenced by that certain Promissory Note dated March 13, 2020, as amended by the First LMA, and as amended by the Second LMA (together with any and all further amendments thereto or modifications thereof, the “Note”), executed by Borrower and payable to the order of Lender, in the original stated principal amount of up to Ten Million and no/100 Dollars ($10,000,000.00).

B. The Loan is secured by, among other things, that certain Pledge and Security Agreement, dated March 13, 2020, as amended by the First LMA, and as amended by the Second LMA (together with any and all further amendments thereto or modifications thereof the “Security Agreement”), made by Borrower in favor of Lender, which security interest is perfected by that certain UCC Financing Statement filed March 17, 2020, with the Delaware Secretary of State, UCC Filing No. 20201970609 (the “Financing Statement”).

C. The Loan is guaranteed by that certain Limited Guaranty dated March 13, 2020, as amended by the First LMA, and as amended by the Second LMA (together with any and all further amendments thereto or modifications thereof, the “Guaranty”), executed by Michael R. Burwell, an individual (“Guarantor”), in favor of Lender.

D. The Note, Loan Agreement, Security Agreement, Financing Statement, Guaranty and all other agreements, documents, or instruments originally evidencing, governing, securing, pertaining to, guaranteeing or otherwise relating to the Loan, as amended from time to time, are herein referred to as the “Loan Documents.”

E. Borrower has requested that Lender modify the Loan and the Loan Documents as provided in this Agreement, and the Lender has agreed to such modifications, subject to, and conditioned upon, the terms and conditions set forth herein.

F. Capitalized terms used in this Agreement and not otherwise specifically defined shall have the meaning assigned to such terms in the Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals set forth above which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Acknowledgement of Debt. Borrower declares and acknowledges, for the specific reliance and benefit of Lender that, as of the Modification Effective Date, (a) Borrower has no right, claim, defense or right of offset of any kind or in any amount with respect to this Agreement, the Note, the Loan Agreement or any of the other Loan Documents, and (b) no amounts required to be paid by Borrower to Lender in connection with the execution and delivery of this Agreement shall be applied to or set off against the principal balance of the Note.

2. Consent to Modification. In reliance upon the representations, warranties and covenants set forth herein by Borrower, but subject to the satisfaction of the conditions in Section 5 below, Lender hereby consents to this Agreement as of the Modification Effective Date. Lender’s consent to this Agreement is not intended to be, and shall not be construed as, a consent to any subsequent request or action which requires Lender’s consent pursuant to the terms of the Loan Documents.

3. Borrower’s Reaffirmation of Obligations. As of the Modification Effective Date, Borrower hereby unconditionally confirms, ratifies and reaffirms the Loan and all of Borrower’s obligations under the Loan Agreement and all of the other Loan Documents, as modified by this Agreement, and agrees to continue to keep, observe and comply with all covenants, obligations, terms and conditions therein. Borrower hereby confirms, ratifies and reaffirms, as of the Modification Effective Date, all of the representations, warranties and covenants of Borrower contained in the Loan Documents, except to the extent expressly relating to a specific date.

4. Modification of the Loan and Loan Documents. Subject to the satisfaction of all conditions set forth in Section 5 of this Agreement, as of the Modification Effective Date, the Loan Documents will be modified and amended as follows:

4.1 Modifications of the Loan Agreement:

(a) The definition of “Collateral Loan Fee” in Section 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Collateral Loan Fee” means, with respect to each Collateral Loan, (a) $100.00 for a single-family or multi-family investor loan up to four (4) units; and (b) $275.00 for all other commercial real estate loans, as applicable.

(b) The following definition of “Liquid Assets” is hereby added to Section 1 of the Loan Agreement in alphabetic order as follows:

“‘Liquid Assets’ means, at any particular time, the sum of each Guarantor’s unrestricted cash, cash equivalents (certificates of deposit and other depository accounts established at FDIC-insured banks), United States government-issued securities and other registered, unrestricted equity or debt securities which are publicly traded on a recognized United States exchange and have been approved by Lender, in its sole and absolute discretion and which, in all events, are held in the applicable Guarantor’s name and are free and clear of all liens (except liens in favor of Lender).”

(c) The definition of “Maturity Date” in Section 1 of the Loan Agreement is hereby amended by replacing “March 13, 2026” with “March 13, 2028”.

(d) The definition of “Eligible Receivables” in Section 1 of the Loan Agreement is hereby amended to add new Subitems (u) and (v) as follows:

“(u) Any Collateral Loan with interest accrual that continues without payment at least monthly; and

(v) Any Collateral Loan secured by a ground lease or where the Underlying Collateral does not consist of a fee interest in real property that has not been approved and accepted as compliant with Lender’s internal policies regarding such Collateral Loans.”

(e) Section 4.1.1.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) In no event shall the amount advanced by reason of a single Collateral Loan, or any one or more Collateral Loans made to the same Collateral Loan Obligor and any of its Affiliates, exceed $2,000,000.00.”

(f) Section 4.1.2 of the Loan Agreement is hereby amended by replacing “March 13, 2026” with “March 13, 2028.”

(g) Section 4.12 of the Loan Agreement is hereby amended by replacing “March 13, 2028” with “March 13, 2030.”

(h) The fourth sentence of Section 6.21 is hereby amended and restated in its entirety as follows:

“In the event the loan payment delinquency rate exceeds 10.0% for two (2) consecutive calendar quarters, or exceeds 20.0% as of the end of any single calendar quarter, Borrower will no longer have the right to receive, and Lender shall have on obligation to make, any further Advances, but Lender agrees not to accelerate repayment of the Loans pursuant to Section 8.1 so long as no other Event of Default has occurred, provided that Lender expressly reserves the right to accelerate repayment of the Loans upon the occurrence of any additional Event of Default.”

(i) The following section is hereby added as a new section “6.22 Minimum Liquidity” of the Loan Agreement as follows:

“6.22 MINIMUM LIQUIDITY. At all times during the term of the Loan, Borrower shall maintain Liquid Assets (excluding restricted cash or cash pledged to Persons other than Lender) measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing on March 31, 2026, in an amount of not less One Million Dollars ($1,000,000), in each case based upon the Financial Statements delivered by Borrower to Lender in accordance with Schedule 6.5.4.”

(j) The following section is hereby added as a new section “6.23 Compliance Certificate” of the Loan Agreement as follows:

“6.23 COMPLIANCE CERTIFICATE; LOAN TAPE. As soon as available, and in any event no later than sixty (60) days following the end of each calendar quarter ending March 31, June 30, and September 30, and no later than one hundred twenty (120) days following the end of the calendar quarter ending December 31, of each calendar year during the term of the Loan, commencing on March 31, 2026, Borrower shall provide to Lender a compliance certificate in form as set for in Exhibit “G” certifying Borrower and Guarantor’s compliance with the financial covenants set forth in Schedule 6 of this Agreement, together with a current loan tape of all loans held by Borrower.”

(k) A new Exhibit G is hereby added to the Loan Agreement as set forth in Schedule 1 attached hereto.

4.2 Modifications of the Note:

(a) The “Maturity Date” as defined in the paragraph of the Note entitled “MATURITY DATE” is hereby amended by replacing “March 13, 2026” with “March 13, 2028”.

(b) The second, third and fourth paragraphs of the section of the Note entitled “PRINCIPAL AND INTEREST PAYMENTS” are hereby amended and restated in their entirety as follows:

“In the event the Loan is converted to the Term Loan pursuant to Section 4.12 of the Loan Agreement, then:

(a) Commencing on April 1, 2028, and continuing on the same day of each and every calendar month thereafter until the Maturity Date (as extended pursuant to Section 4.12 of the Loan Agreement), Borrower shall pay to Lender monthly installment payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of this Note over a one hundred twenty (120) month period (measured for a 120 month period commencing as of the Conversion Date), with interest calculated using the Note Rate; and

(b) In addition to the monthly installment payments of principal and interest, as set forth in clause (a) above, commencing on June 1, 2028, and continuing on the last day of each March, June, September and December, Borrower shall pay to Lender quarterly installment payments of principal, each in an amount equal to twelve and one-half percent (12.50%) of the outstanding principal balance of this Note as of the Conversion Date.”

5. Conditions Precedent to Effectiveness. Notwithstanding any other conditions that may be imposed upon Borrower by Lender in Lender’s sole discretion, this Agreement shall be effective only upon satisfaction of the following:

(a) There shall be no Event of Default by Borrower or Guarantor under any of the Loan Documents.

(b) Borrower and Guarantor shall sign and deliver to Lender this Agreement and such other documents and instruments as Lender shall reasonably require to carry out the purpose of this Agreement.

(c) Borrower shall pay to Lender a fully earned and non-refundable origination fee equal to Fifty Thousand and no/100 Dollars ($50,000.00).

(d) Payment of any actual, out-of-pocket fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Agreement including, but not limited to, reasonable attorneys’ fees, and other costs and fees of other professionals retained by Lender.

6. Effect of Modification; No Novation. The Loan Documents are amended and modified as set forth in this Agreement. To the extent not expressly modified herein, all other terms of the Loan Documents shall remain in full force and effect and Borrower hereby expressly agrees to be bound thereby. The terms and conditions of the Loan Documents, and the indebtedness evidenced thereby, are and will remain in full force and effect, as modified by this Agreement, and this Agreement shall not constitute a novation. All such indebtedness shall continue to be secured by, among other things, the Loan Agreement (as the same may be modified or amended herein and from time to time).

7. Borrower’s Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower is a limited liability company, organized and existing under the laws of the State of Delaware, in good standing, and that Borrower has the full power and authority to make the agreements contained herein without the joinder or consent of any other party; (b) that the person or persons signing this Agreement and all other documents related hereto, on behalf of Borrower has full authority to bind Borrower; and (c) the execution, delivery, and performance of this Agreement and of the other documents related hereto will not contravene or constitute a default under any mortgage, deed of trust, loan agreement, indenture or other agreement to which Borrower is a party or by which Borrower or any of its property is bound.

8. Release, Settlement, Compromise, and Waiver of Other Claims. In consideration of the modification of the Loan Documents as herein provided, Borrower hereby compromises, releases, waives, relinquishes, and forever discharges Lender, as well as Lender’s successors, assigns, agents, officers, directors, employees, attorneys, and representatives, of and from any and all claims, demands, statutory and common law actions and causes of action of any and every kind or character, whether known or unknown, which Borrower may have against such persons or entities, arising out of or with respect to any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of such persons or entities, including but not limited to any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy, but in each case only to the extent permitted by applicable law.

9. Binding Effect. This Agreement shall be binding upon the Parties and their respective heirs, executors, administrators, successors, permitted assigns and representatives.

10. Accuracy of Information. All written information provided by Borrower or Guarantor to Lender in furtherance of the transactions contemplated by this Agreement or in or accompanying any loan application, financial statement, certificate, or other documents, and all other written information delivered by or on behalf of Borrower or Guarantor in connection with this Agreement is correct and complete in all material respects as of the date of such information, and to Borrower’s knowledge, there are no omissions in any of the information that result in such information being materially incomplete, incorrect, or misleading as of the date of such information. All financial statements (other than projections) where prepared in accordance with GAAP and accurately present the financial condition of Borrower and Guarantor.

11. Ratification. Borrower hereby ratifies and affirms all of the Loan Documents to which it is a party and all of its respective agreements, obligations, promises and waivers as made and agreed and contained therein, as modified by this Agreement, all of which shall remain in full force and effect.

12. No Impairment of Lien; No Satisfaction. Nothing set forth herein shall affect the priority or extent of the lien of the Loan Agreement or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be, or after the Modification Effective Date may become, liable, primarily or secondarily, under the Loan Documents. This Agreement does not, and shall not be deemed or construed to, constitute the creation of new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents.

13. Choice of Law/Venue. This Agreement shall be construed, governed by and venue shall be elected according to the laws and venue set forth in the Loan Documents.

14. Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

15. Modification of this Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the Parties.

16. Complete Agreement. This Agreement represents the complete agreement among the Parties with regard to the subject matter hereof, and there are no representations, covenants, warranties, agreements or conditions, oral or written, between the Parties hereto with regard to the subject matter hereof not set forth in this Agreement.

17. Headings. Section, paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when taken together shall be deemed an original constituting one and the same document.

19. No Fiduciary Relationship. Borrower agrees that Lender has no fiduciary or similar obligations to Borrower and that their relationship is strictly that of creditor and debtor. Nothing contained in this Agreement or in any of the other Loan Documents shall be deemed or construed to create a partnership, joint venture or other association between Lender and Borrower. Lender shall not be in any way responsible or liable for the debts, losses, obligations or duties of Borrower with respect to the Collateral or otherwise by virtue of the Loan.

20. Time of Essence. Time shall be of the essence with respect to this Agreement and each and every provision hereof.

21. Supremacy Clause. It is hereby agreed that the terms and conditions of the Note, the Loan Agreement and the other Loan Documents, as amended, modified and supplemented by this Agreement, shall remain in full force and effect and shall be binding upon Borrower. It is understood and agreed that in the event there are any conflicting or omitted provisions or variations between the terms, conditions, rights or remedies in the Note, the Loan Agreement or any other Loan Document (other than this Agreement) and the terms of this Agreement, this Agreement shall prevail and control in each instance. A default under the terms and conditions of this Agreement shall constitute an Event of Default under the other Loan Documents.

22. Further Assurances. Borrower shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Agreement, including such confirmations and/or corrective instruments as Lender may reasonably require.

23. Consultation with Legal Counsel. Borrower acknowledges that it (a) has consulted with, or has had the opportunity to consult with, independent legal counsel of its choice prior to entering into this Agreement, (b) has reviewed this Agreement in its entirety, (c) understands the effect of this Agreement, (e) enters into this Agreement freely and without duress or coercion; and (f) has not received any legal or tax advice from Lender or Lender’s legal counsel in regard to the effect of the Agreement.

24. Post-Closing Expenses. In addition to, at Lender’s option, reimbursement of Lender for its third-party fees, charges and expenses incurred by Lender (including the fees, charges and expenses of Lender’s legal counsel) incurred through the Modification Effective Date, Borrower agrees that it will, within ten (10) days after request by Lender, reimburse Lender for any additional third-party fees, charges and expenses incurred by Lender (including the fees, charges and expenses of Lender’s legal counsel) in connection with this Agreement or the Loan subsequent to the Modification Effective Date, including, without limitation, any such amounts incurred by Lender in the enforcement of this Agreement and the other Loan Documents and for inspections, appraisals, reports and assessments in connection therewith. The reimbursement obligations under this Section shall survive any termination of this Agreement or any of the other Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Third Loan Modification Agreement as of the Modification Effective Date.

BORROWER:

REDWOOD MORTGAGE INVESTORS IX, LLC,
a Delaware limited liability company

By:	/s/ Michael R. Burwell
Name:	Michael R. Burwell
Title:	President, Secretary and Treasurer

[SIGNATURE PAGE TO THIRD LOAN MODIFICATION AGREEMENT]

LENDER:

WESTERN ALLIANCE BANK,
an Arizona corporation

By:	/s/ Joshua Ormiston
Name:	Joshua Ormiston
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD LOAN MODIFICATION AGREEMENT]

CONSENT AND AGREEMENT OF GUARANTOR

With respect to the THIRD LOAN MODIFICATION AGREEMENT dated as of March 11, 2026 (the “Agreement”) between REDWOOD MORTGAGE INVESTORS IX, LLC, a Delaware limited liability company (“Borrower”), WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), the undersigned (“Guarantor”) agrees for the benefit of Lender as follows:

1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) that certain Limited Guaranty dated March 13, 2020, by Guarantor for the benefit of Lender, as amended by that certain First Loan Modification Agreement, dated March 4, 2022, and as further modified by the Agreement (the “Guaranty”), (B) any other agreements, documents or instruments evidencing or Loan executed by the Guarantor, as modified by the Agreement. The Guaranty and such other agreements, documents or instruments are collectively referred to as the “Guarantor Documents.” All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Guaranty.

2. Guarantor consents to the modification of the Loan Documents and all other matters as set forth in the Agreement.

3. Guarantor hereby compromises, releases, waives, relinquishes, and forever discharges Lender, as well as Lender’s successors, assigns, agents, officers, directors, employees, attorneys, and representatives, of and from any and all claims, demands, statutory and common law actions and causes of action of any and every kind or character, whether known or unknown, which Guarantor may have against such persons or entities, arising out of or with respect to any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of such persons or entities, including but not limited to any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy, but in each case only to the extent permitted by applicable law.

4. Guarantor hereby ratifies and affirms all of the Guarantor Documents and all of its respective agreements, obligations, promises and waivers as made and agreed and contained therein, as modified by the Agreement, all of which shall remain in full force and effect.

5. Guarantor declares and acknowledges, for the specific reliance and benefit of Lender, that as of the date hereof, Guarantor has no right, claim, defense or right of offset of any kind or in any amount with respect to the Guarantor Documents.

6. Guarantor hereby confirms, ratifies and reaffirms, as of the date hereof, all of the representations, warranties and covenants of Guarantor contained in the Guarantor Documents, except to the extent expressly relating to a specific date.

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7. Guarantor shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Consent and Agreement of Guarantor, including such confirmations and/or corrective instruments as Lender may reasonably require.

8. Guarantor acknowledges that Guarantor (a) has consulted with, or has had the opportunity to consult with, independent legal counsel of its choice prior to entering into this Consent and Agreement of Guarantor, (b) has reviewed the Agreement in its entirety and this Consent and Agreement of Guarantor, (c) understands the effect of the Agreement and this Consent and Agreement of Guarantor, (d) enters into this Consent and Agreement of Guarantor freely and without duress or coercion; and (e) has not received any legal or tax advice from Lender or Lender’s legal counsel in regard to the effect of this Consent and Agreement of Guarantor.

DATED as of the date of Modification Effective Date in the Agreement.

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GUARANTOR:

MICHAEL R. BURWELL, an individual

[SIGNATURE PAGE TO CONSENT AND AGREEMENT OF GUARANTOR]

SCHEDULE 1

TO THIRD LOAN MODIFICATION AGREEMENT

EXHIBIT G

COMPLIANCE CERTIFICATE FORM

[See attached.]

Exhibit G-1

COMPLIANCE CERTIFICATE

BORROWER(S):	REDWOOD MORTGAGE INVESTORS IX, LLC, a Delaware limited liability company

LENDER:	Western Alliance Bank, an Arizona corporation

TODAY’S DATE:	____/____/____

REPORTING PERIOD ENDED:	____/____/____

This certificate is delivered to Lender under the Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement) dated effective as of March 13, 2026 with any and all subsequent Loan Modifications between Borrower and Western Alliance Bank, an Arizona corporation (the “Agreement”), all the defined terms of which have the same meanings when used herein.

I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Borrower designated below; (b) to the best of my knowledge, the financial statements of Guarantor from the period shown above (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Guarantor as of the end of the Reporting Period and the results of its operations for the Reporting Period; and (c) a review of the Agreement and of the activities of Borrower during the Reporting Period has been made under my supervision with a view to determining Borrower’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Event of Default, except as disclosed herein (which specifies the nature and period of existence of each Event of Default, if any, and what action Borrower has taken, is taking, and proposes to take with respect to each.

Borrower(s):	REDWOOD MORTGAGE INVESTORS IX, LLC, a Delaware limited liability company

By:

Name:

Title:

Exhibit G-2

All financial calculations set forth herein are as of the end of the Reporting Period and calculated in accordance with the Agreement.

I.	MINIMUM TANGIBLE NET WORTH OF BORROWER (Section 6.16 of the Agreement)

The Tangible Net Worth for Borrower, collectively, is:	$
REQUIRED MINIMUM		$50,000,000.00
In compliance?		☐ Yes ☐ No

II.	MINIMUM DEBT SERVICE COVERAGE RATIO (Section 6.18 of the Agreement)

Debt Service Coverage Ratio for REDWOOD MORTGAGE INVESTORS IX, LLC is:
EBITDA for the previous 3 calendar months (T3M)	$
Divided by: Debt Service for the previous 3 calendar months (T3M)	$
DEBT SERVICE COVERAGE RATIO		___x_
MINIMUM REQUIRED		2.00x_
In compliance?		☐ Yes ☐ No

III.	MAXIMUM LOAN DELINQUENCY RATIO (Section 6.21 of the Agreement)

Loan Delinquency Ratio for REDWOOD MORTGAGE INVESTORS IX, LLC and all of its subsidiaries is:
Total Delinquent Loans	$
Less: Loan Loss Reserves	$
Divided by: Total Loan Receivables	$
LOAN DELINQUENCY RATIO			%
MAXIMUM PERMITTED		10.0%
In compliance?		☐ Yes ☐ No

IV.	MINIMUM LIQUIDITY (Section 6.22 of the Agreement)

Total Liquidity for Borrower is:	$
MINIMUM REQUIRED		$1,000,000.00
In compliance?		☐ Yes ☐ No

Exhibit G-3

V.	OTHER COMPLIANCE INFORMATION

Insurance Requirements of Underlying Loan in compliance? (Section 5.3 of the Agreement)	☐ Yes ☐ No
Property Taxes In Compliance? (Section 6.2 of the Agreement)	☐ Yes ☐ No
In Compliance with No Encumbrances, Indebtedness or Transfers? (Section 6.12 and 6.15 of Agreement)	☐ Yes ☐ No

Exhibit G-4